Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143916 on Form S-8 of our report dated June 16, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to non-readily marketable investments), appearing in this Annual Report on Form 11-K of the Dominion Hourly Employee Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 16, 2008